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                                                              EXHIBIT 10(ee)

                             TRANSITION AGREEMENT
                             --------------------

     This Transition Agreement (the "Agreement") is made and entered into effective as of May 20, 1999 (the "Effective Date") between Lewis E. Platt (the "Employee") and Hewlett-Packard Company, a Delaware corporation (the "Company").

                                R E C I T A L S


     A. The Employee is currently employed by the Company as its President and Chief Executive Officer. In addition, the Employee serves as Chairman of the Company's Board of Directors.

     B. The Company and the Employee desire to enter into this Agreement to provide certain compensation to the Employee under the circumstances described herein and to encourage the Employee to continue his service to the Company.

     C. Capitalized terms used in the Agreement, to the extent not otherwise defined, are defined in Section 5 below.

                               A G R E E M E N T

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:


     1.   Transition Payment. Except as otherwise provided below, subject to the
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Employee's continued status as Chairman, upon the occurrence of a "Payment Date"
(as defined below), the Employee shall be entitled to receive a transition payment in an amount equal to one and one half times the Employee's Target Pay, less applicable withholding (the "Transition Payment"). The Transition Payment shall be paid to the Employee in a single lump sum cash payment within fifteen
(15) days after the Payment Date. The term "Payment Date" means the earlier of
(i) the second anniversary of the Effective Date, provided the Employee is Chairman on such date, or (ii) such earlier date as the Board removes the Employee as Chairman other than for Cause (as defined in Section 5 below), provided, that for this purpose, the Employee's resignation as Chairman at the request of the Board shall be treated as removal by the Board. If, on or before the second anniversary of the Effective Date, the Employee ceases to serve as Chairman for any other reason, then the Employee shall not be entitled to the Transition Payment.

     2.   Termination of Agreement.  The terms of this Agreement shall terminate
          ------------------------
upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, or (ii) the second anniversary of the Effective Date. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the term of this Agreement. Notwithstanding the foregoing, the provisions of Sections 7, 8, 9, 10, 11 and 12 shall survive termination of this Agreement.
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     3.   Obligations.  During the term of the Employee's employment with the
          -----------
Company, the Employee shall devote substantially all of his business efforts and time to the Company. The foregoing, however, shall not preclude the Employee from engaging in such activities and services as do not materially interfere or conflict with the Employee's duties and responsibilities to the Company. The Employee shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during employment. If, during the term of this Agreement, the Employee remains Chairman after his employment with the Company terminates, the Employee and the Board agree to negotiate in good faith the Employee's compensation for his Board service.

     4.   Retirement Benefits.  The Employee is currently covered under the
          -------------------
Company's Excess Benefit Retirement Plan and its Officers Early Retirement Plan (such programs referred to collectively herein as the "Non-Qualified Retirement Plans"), in addition to the Company's Retirement Plan and its Deferred Profit-Sharing Plan. Except as provided below with respect to the Officers Early Retirement Plan, during the term of this Agreement the Company shall continue to maintain such Non-Qualified Retirement Plans (or such comparable alternative non-qualified retirement arrangements as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Employee under this
Section 4), so as to provide benefits to the Employee that are no less favorable than those available to the Employee under such Plans as of the Effective Date, it being the Company's intention to deliver benefits to the Employee at a level that is not less than that currently provided under the Non-Qualified Retirement Plans. Notwithstanding the preceding sentence, on March 18, 1999 the Compensation Committee of the Board (the "Compensation Committee") terminated the Officers Early Retirement Plan effective November 1, 1999. In connection with such termination, the Company will calculate a lump sum equivalent benefit for the Employee, and will credit such amount to the Employee's account under the Company's Executive Deferred Compensation Plan, subject to the terms and conditions of that Plan. In the event the Employee's employment with the Company terminates for any reason other than by the Company for Cause, any employment or other similar requirement applicable to the amount so credited to the Executive Deferred Compensation Plan (together with any earnings credited thereto) shall be waived.

     5.   Definition of Terms. The following terms referred to in this Agreement
          -------------------
shall have the following meanings:

          (a)  Board. "Board" means the Board of Directors of the Company. Where
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applicable, the term "Board" shall include a committee of the Board.

          (b)  Cause. "Cause" means (i) the Employee's willful failure to
               -----
substantially perform his material duties (other than as a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment) for a period of thirty (30) days after a written demand for substantial performance is delivered to the Employee by the Board that specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, (ii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company, and (iii) a willful act by the Employee that constitutes gross misconduct and that is injurious to the Company. No act, or failure to act, by the

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

Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interests.

          (c)  Chairman.  "Chairman" means Chairman of the Company's Board.
               --------

          (d)  Target Pay. "Target Pay" means the Employee's combined base
               ----------
salary and variable compensation amount as of the Effective Date as determined in accordance with the Company's 1999 Variable Pay Plan as in effect as of the Effective Date.

     6.   Golden Parachute Payments. In the event it shall be determined that
          -------------------------
any payment by the Company to or for the benefit of the Employee, whether paid or payable under this Agreement or otherwise but determined without regard to any additional payments required under this Section 6 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable federal, state or local excise tax (such excise tax, together with any interest and penalties, is hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment from the Company (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the payment and on the Gross-Up Payment, the Employee shall retain an amount equal to the Payment minus all applicable taxes on the Payment. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income and employment taxes (including without limitation, penalties and interest) imposed on any Gross-Up Payment (as well as any loss of tax deduction caused by the Gross-Up Payment). Unless the Company and the Employee otherwise agree in writing, all determinations required to be made under this Section and the assumptions to be utilized in arriving at such determinations shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the event giving rise to such Payment (the "Accountants"). For purposes of making the calculations required by this Section 6, the accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     7.   Non-Compete; Non-Solicit.
          ------------------------

          (a) The parties hereto recognize that the Employee's services are special and unique and that the level of compensation and the provisions herein for compensation under Section 1 are partly in consideration of and conditioned upon the Employee's not competing with the Company, and that the Employee's covenant not to compete or solicit as set forth in this Section 7 during and after employment and Board service is essential to protect the business and good will of the Company.

          (b) The Employee agrees that during the term of employment with the Company and service on the Board and for a period of eighteen (18) months thereafter (the "Covenant Period"), the Employee shall not render services for any organization or engage directly or indirectly in any business that, in the opinion of the Company, competes with or is in conflict with the interests of the Company.

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

          (c) During the Covenant Period, the Employee shall not, directly or indirectly, induce or attempt to influence any employee of the Company to leave its employ.

          (d) During the Covenant Period, the Employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information and material relating to the business of the Company.

          (e) The Employee agrees that the Company would suffer an irreparable injury if the Employee were to breach the covenants contained in Sections 7(b),
(c) or (d) and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and the Employee hereby stipulates to the entering of such injunctive relief prohibiting the Employee from engaging in such breach.

          (f) If any of the restrictions contained in this Section 7 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 7 in its reduced form for all purposes in the manner contemplated hereby.

     8.   Successors.
          ----------

          (a)  Company's Successors. Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets that executes and delivers the assumption agreement described in this Section 8(a) or that becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors. The terms of this Agreement and all rights
               ---------------------
of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

     9.   Notices.  Notices and all other communications contemplated by this
          -------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

     10.  Information. The Employee agrees not to disclose to others, or to take
          -----------
or use for the Employee's own purposes or for the purposes of others, during or after the Employee's employment, any Information owned or controlled by the Company or any of its subsidiary or affiliated companies. The Employee agrees that these restrictions shall also apply to all (i) Information in the Company's possession belonging to third parties, and (ii) Information conceived, originated,

                                      -4-
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discovered or developed, in whole or in part, by the Employee while an employee of the Company. As used herein, "Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information, whether or not the Employee's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any Information which is not readily available to the public shall be considered to be a trade secret and confidential property, even if it is not specifically marked as such, unless the Company advises the Employee otherwise in writing. The Employee agrees that upon the conclusion of his service to the Company, he will return to the Company all property (including any copies thereof) belonging to the Company, including all documents or other media in the Employee's possession or control which in any way incorporate or reflect any Information.

     11.  Arbitration.
          -----------

          (a)  Agreement. The Company and The Employee agree that any dispute or
               ---------
controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by binding arbitration, unless otherwise required by law, to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b)  Governing Law. The arbitrators shall apply California law to the
               -------------
merits of dispute or claim, without reference to rules of conflicts of law. The Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising form or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c)  Costs and Fees of Arbitration. The Employee shall pay the initial
               -----------------------------
arbitration filing (not to exceed $200.00), and the Company shall pay the remaining costs and expenses of such arbitration (unless the Employee requests that each party pay one-half of the costs and expenses of such arbitration or unless otherwise required by law). The Company and the Employee shall each pay separately its counsel fees and expenses unless otherwise required by law.

          (d)  Equitable Relief. The parties may apply to any court of competent
               ----------------
jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (e)  Employee's Representation. THE EMPLOYEE HAS READ AND UNDERSTANDS
               -------------------------
THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, HE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW,

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AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF HIS RIGHT TO A JURY
TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO THIS AGREEMENT.

     12.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate. The Employee shall not be required to
               -------------------
mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

          (b)  Waiver. No provision of this Agreement shall be modified, waived
               ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Whole Agreement. No agreements, representations or understandings
               ---------------
(whether oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

          (d)  Choice of Law. The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California.

          (e)  Severability. The invalidity or unenforceability of any provision
               ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f)  Employment At Will; Limitation of Remedies. The Company and the
               ------------------------------------------
Employee acknowledge that the Employee's employment is at will, as defined in the applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

          (g)  No Assignment of Benefits. The rights of any person to payments
               -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 12(g) shall be void.

          (h)  Taxes. All payments made pursuant to this Agreement will be
               -----
subject to all applicable reporting obligations and any tax or other contributions required to be withheld under Federal, state or local law, as interpreted by the Company.

          (i)  Assignment by Company. The Company may assign its rights under
               ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

                                      -6-
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          (j)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                      By:    /s/ S.T. Jack Brigham III
                                     -------------------------------------------
                                     June 15, 1999

                              Title: Senior Vice President Corporate Affairs,
                                     -------------------------------------------
                                     General Counsel

EMPLOYEE:                            /s/ Lewis E. Platt
                                     -------------------------------------------
                                     Lewis E. Platt

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